EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

MISCOR Group, Ltd. and Subsidiaries

Massillon, Ohio

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 1, 2012, relating to the consolidated financial statements of MISCOR Group, Ltd. and Subsidiaries, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Kalamazoo, Michigan

February 14, 2013